UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 16, 2013

GOOGLE INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway
Mountain View, CA 94043
(Address of principal executive offices, including zip code)

(650) 253-0000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

On June 16, 2013, Google Inc. (the “Company”) entered into a Memorandum of Understanding (the “MOU”) with the plaintiffs in In Re Google Inc. Class C Shareholder Litigation, which is pending in the Delaware Court of Chancery (the “Court”) (Case No. 7469-CS). The MOU documents the agreement reached by the parties to settle plaintiffs’ claims, and it is intended to be the basis for a proposed settlement agreement between the parties. The terms of the settlement outlined in the MOU were approved by the Company’s Board of Directors (the “Board”) at a special meeting of the Board held on June 16, 2013. A proposed settlement agreement based on the MOU will be filed with the Court for final approval, following a period during which the stockholders of the Company will be given an opportunity to review and object to its terms. A copy of the MOU is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Memorandum of Understanding

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: June 17, 2013	/s/ Kent Walker
Kent Walker Senior Vice President and General Counsel